Pre-Qualification Amendment Number 2: Form 1-A/A for the Offering Circular first filed on March 19, 2024, for Source Agriculture Corp.. This Amendment incorporates two (2) changes. First, the Issuer added a Risk Factor on p. 14 concerning the risks of using an unregistered broker-dealer. Second, the compensation terms for the broker-dealer have been clarified in the Plan of Distribution section.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE SECURITIES OFFERED HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE REGULATORY AUTHORITY NOR HAS ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Form 1-A Offering Circular

Regulation A Tier 2 Offering

Form 1-A/A

Amendment #2

Offering Circular

For

Source Agriculture Corp.

A Nevada Corporation

June 10, 2024

SECURITIES OFFERED	:	Up to 37,500,000 Shares of Common Stock
PRICE PER SHARE	:	$2.00
MAXIMUM OFFERING AMOUNT	:	$75,000,000.00
MINIMUM OFFERING AMOUNT	:	N/A
MINIMUM INVESTMENT	:	$500.00
CONTACT INFORMATION	:	Source Agriculture Corp. 3064 Silver Sage Dr., Suite 150 Carson City, Nevada. 89701 Toll Free within North America: 1-888-777-7409 info@sourceagriculture.com

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, Investors are encouraged to review rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Source Agriculture Corp., is a Nevada corporation formed on May 30, 2023 (the “Company” or “Issuer”) for the purpose of acquiring agricultural real estate in the United States, leasing such real estate to farmers who will adopt sustainable farming practices, leasing parts of the farmland to wind and solar energy companies, and lending funds to farmers. The Company may also directly finance installations of solar and wind turbine projects on its lands if the project is economically viable. The Company aims to convert farmers to use sustainable farming practices to sell carbon credits through carbon sequestration and the use of fertilizers that are sustainable and environmentally friendly. Cover crops may also be planted. The Company also will sell farms to achieve profit or rezone the farm if possible to different land use if it allows for the Company to achieve a healthy return on investment.

The Company is offering by means of this offering circular (the “Offering Circular”), equity in the form of shares of common stock (the “Shares,” or in the singular, a “Share”) on a best-efforts basis to those who meet the investor suitability standards as set forth herein. See “Investor Suitability Standards” below.

The minimum investment amount per Investor is $500.00, in exchange for two hundred and fifty (250) Shares.

The Company is run by a board of directors (collectively, the “Board”) comprised of three directors (in the singular, a “Director” or in the plural “Directors”): Varandeep Grewal, Paul Rivas, and Chris Mackay. The Company has three (3) officers (the “Officers”): Mr. Grewal, President and Chief Executive Officer (“CEO”), Mr. Rivas, Treasurer and acting Chief Financial Officer (“CFO”), and Mr. Mackay, Vice President (“VP”).

The Company intends to use the proceeds of this Offering (the “Proceeds”) to (i) identify and purchase farms (each, a “Farm”), (ii) leasing such Farms to farmers who will adopt sustainable farming practices to receive carbon credits, (iii) find wind and solar companies to lease parts of the Farms to install wind and solar projects and (iv) install wind and solar projects on the Company’s own lands. Most of the Proceeds will be devoted to the acquisition costs of the Farms, including travel to inspect potential Farms and commissions to Realtors for Farm purchases. Other uses of the Proceeds include reimbursements to Directors for start-up costs for the Company, marketing and executing the raising of funds through the Offering, administrative and operating costs, and fees for professional services. See “Use of Proceeds” below.

Sales of the Shares pursuant to this Regulation A Tier 2 Offering (the “Offering”) will commence immediately upon qualification by the Securities and Exchange Commission (the “Effective Date”) and will terminate on the earliest of: (a) the date the Company, in its sole discretion, elects to terminate; (b) the date upon which all Shares have been sold (the “Offering Period”); or, (c) the expiration of 12 months from the qualification date. The Company may elect to extend the Offering period past twelve months from the qualification date pursuant to Rule 251(D)(3)(I)(F).

The Company will offer Shares via the website: http://invest.thefinancialstar.com/source-agriculture/lpa-en and www.sourceagriculture.com (the “Platform”) on a continuous and ongoing basis. Rialto Markets, LLC (“Rialto”), a FINRA broker-dealer, will act as the administrative broker-dealer for this Offering. The escrow account is administered by East West Bank. The Financial Star is a potential marketing company for the Offering and is not a registered broker dealer, nor is it acting in that capacity. The Financial Star has created the webpage cited above at no charge to the Company. The Company anticipates executing a marketing agreement with The Financial Star upon qualification of the Offering.

Persons who purchase Shares will be shareholders of the Company (“Shareholders” or “Investors”) subject to the terms of the Articles of Incorporation (“Articles”) and Bylaws of the Company (attached hereto as Exhibits 2A and 2B, respectively). The Company intends to use the Proceeds to commence operations of the Company. The acceptance of Investor funds may be briefly paused at times to allow the Company to effectively and accurately process and settle subscriptions that have been received. There are no selling securityholders in this Offering.

The Offering price is arbitrary and does not bear any relationship to the value of the assets of the Company. Prior to this Offering, there has been no public market for the Shares and none may develop. Notwithstanding the foregoing, the Company may, in the Board’s discretion, list its securities on a stock exchange at some point in the future, but there is no guarantee this will ever happen. The Company does not currently have plans to list any Shares on any securities market or exchange during this Offering period or in the foreseeable future. The Directors and Officers may receive compensation from the Company as Directors, and/or employees. See “Compensation of Directors and Officers” below. Investing in the Shares is speculative and involves substantial risks, including risk of complete loss. Prospective Investors should purchase these securities only if they can afford a complete loss of their investment. See “Risk Factors” starting on page 7 below.

As of the date of this Offering Circular, the Company has engaged KoreConX as transfer agent for this Offering.

RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)(F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING STATEMENT IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D) (3)(I)((F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING STATEMENT OR ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING STATEMENT. THE COMPANY INTENDS TO OFFER THE SHARES DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AND NO LATER THAN TWO (2) DAYS FROM THE INITIAL QUALIFICATION DATE. THE COMPANY REASONABLY EXPECTS TO OFFER AND SELL THE SECURITIES STATED IN THIS OFFERING CIRCULAR WITHIN ONE (1) YEAR FROM THE INITIAL QUALIFICATION DATE.

The Company will commence sales of the Shares immediately upon qualification of the Offering by the SEC. The Company approximates sales will commence during Q2 – 2024.

OFFERING PROCEEDS TABLE

	Price to Public*	Underwriting Discounts and Commissions**	Proceeds to the Company***	Proceeds to other Persons****
Amount to be Raised per Unit	$2.00	$0.00	$2.00	$0
Minimum Investment Amount Per Investor	$500.00	$0.00	$500.00	$0
Minimum Offering Amount	N/A	N/A	N/A	$0
Maximum Offering Amount	$75,000,000.00	$0.00	$75,000,000.00	$0

*The Offering price to Investors was arbitrarily determined by the Company.

** The Company is not using an underwriter for the sale of the Shares. Rialto, a FINRA broker-dealer, is acting as a broker-dealer for this Offering on a best-efforts basis but will not receive a commission on the aggregate sales of the Shares. See the “Plan of Distribution” below.

*** Shares will be offered and sold directly by the Company, its Directors, and employees. No commissions for selling Shares will be paid to the Company, its Directors, or employees.

**** There are no Selling Shareholders in this Offering.

SUMMARY OF THE OFFERING

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering. This Offering Circular, together with the exhibits attached including, but not limited to, the Company Articles and Bylaws, copies of which are attached hereto as Exhibits 2A and 2B, respectively, and should be carefully read in their entirety before any investment decision is made. If there is a conflict between the terms contained in this Offering Circular and these documents, the Articles and Bylaws shall prevail and control, and no Investor should rely on any reference herein to the Articles and Bylaws without consulting the actual underlying documents.

COMPANY INFORMATION AND BUSINESS

Source Agriculture Corp. is a Nevada corporation with a principal place of business located at 3064 Silver Sage Dr., Suite 150, Carson City Nevada 89701. Through this Offering, the Company is offering equity in the Company in the form of Shares on a “best-efforts” and ongoing basis to qualified Investors who meet the Investor suitability standards as set forth herein. See “Investor Suitability Standards.”

As further described in the Offering Circular, the Company has been organized for the purpose of (i) acquiring agricultural real estate in the United States, (ii) leasing such real estate to farmers who will adopt sustainable farming practices, (iii) leasing parts of the farmland to wind and solar energy companies, (iv) applying for carbon credits, (v) investing its own capital on wind and solar installations on its Farms, and (vi) making loans to farmers secured by their farmland.

MANAGEMENT	The Company is managed by a Board of three (3) Directors. The Company has three (3) Officers. See “Directors, Officers, and Significant Employees” below.
THE OFFERING	This Offering is the fourth capital raise by the Company in its history. The Company is exclusively selling equity in the form of Shares of Common Stock, denominated into Shares.
SECURITIES BEING OFFERED

The Shares are being offered at a purchase price of $2.00 per Share. The Minimum Investment is $500 for two hundred and fifty (250) Shares per Investor. Upon purchase of the Share(s), an Investor is granted certain rights detailed in the “Description of the Securities” section below.

No market is expected to form with respect to the Shares, except as described in this Offering Circular.

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COMPENSATION TO DIRECTORS, EXECUTIVES, AND EMPLOYEES

The Directors, Executives and employees of the Company will not be compensated through commissions for the sale of the Shares through this Offering.

If and when the Offering results in $10,000,000 in aggregate sales of Shares, the CEO will be paid a salary of up to $250,000 per year. At the discretion of the Board, the Directors may be issued options for the purchase of Shares of Common Stock (the “Options”). Approximately three (3) million Options are authorized to be allocated for issuance to the Directors, priced at $0.20. The Options would vest after one (1) month and be exercisable for up to ten (10) years from issuance. The Company, via the Board, anticipates issuing these options on or about December 31, 2024.

See “Compensation of Executive Officers and Direcctors” below for a more comprehensive description of these fees.

PRIOR EXPERIENCE OF COMPANY MANAGEMENT	The Directors and Officers have extensive experience in vital aspects of the Company’s business. See “Executive Officers and Directors” below.
INVESTOR SUITABILITY STANDARDS

The Shares will not be sold to any person or entity unless such person or entity is a “Qualified Purchaser.” A Qualified Purchaser includes: (1) an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”); or (2) all other Investors who meet the investment limitations set forth in Rule 251(d)(2)(i)(C) of Regulation A. Such persons as stated in (2) above must conform with the “Investor Suitability Standards” section as described below.

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Each person acquiring Shares may be required to represent that he, she, or it is purchasing the Shares for his, her, or its own account for investment purposes and not with a view to resell or distribute these securities.

Each prospective purchaser of Shares may be required to furnish such information or certification as the Company, or its authorized agents, may require in order to determine whether any person or entity purchasing Shares is an Accredited Investor, if such is claimed by the Investor.

LIMITATIONS ON INVESTMENT AMOUNT

For Qualified Purchasers who are Accredited Investors, there is no limitation as to the amount invested through the purchase of Shares. For non-Accredited Investors, the aggregate purchase price paid to the Company for the purchase of the Shares cannot be more than 10% of the greater of the purchaser’s (1) annual income or net worth, if purchaser is a natural person; or (2) revenue or net assets for the purchaser’s most recently completed fiscal year if purchaser is a non-natural person.

Different rules apply to Accredited Investors and non-natural persons. Each Investor should review to review Rule 251(d)(2)(i)(C) of Regulation A before purchasing the Shares.

COMMISSIONS FOR SELLING SHARES

The Shares will be offered and sold directly by the Company and its Directors, Officers, and employees. No commissions will be paid to the Company, or its Directors, Officers, and employees for selling the Shares.

Rialto is the administrative broker dealer for this Offering and will not charge a commission on the aggregate sales of the Shares for the first twelve (12) months following qualification.

NO LIQUIDITY	Prior to this Offering, there has been no public market for the Shares and none may develop. Notwithstanding the foregoing, the Company may, in the Board’s discretion, list its securities on a stock exchange at some point in the future, but there is no guarantee this will ever happen. The Company does not currently have plans to list any Shares on any securities market or exchange during this Offering period or in the foreseeable future. See “Risk Factors” and “Securities Being Offered” below. The Company will not facilitate or otherwise participate in the secondary transfer of any Shares. Prospective Investors are urged to consult their own legal advisors with respect to secondary trading of the Shares. See “Risk Factors” below.

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CONFLICTS OF INTEREST	The Directors and Officers of the Company are also owners of Shares and will manage and develop the Company’s real estate assets.
COMPANY EXPENSES

Except as otherwise provided herein, the Company shall bear all costs and expenses associated with the Offering and the operation of the Company, including, but not limited to, the annual tax preparation of the Company's tax returns, any state and federal income tax due, accounting fees, filing fees, independent audit reports, costs and expenses associated with the acquisition, holding, leasing, and management of real estate property and costs and expenses associated with the disposition of real estate property.

CERTAIN DEFINED TERMS

The following terms used in this Offering Circular may be unfamiliar to an ordinary Investor and are defined here:

“Carbon credits” relate to a trading mechanism that allows businesses and other entities to offset their own greenhouse gas emissions by supporting efforts to reduce or eliminate emissions elsewhere. Usually, carbon credits are received when an entity invests in a carbon offsetting program and are used to account for the net climate benefits that may be traded with another entity or sold to another entity. Carbon credits may be bought and sold once they receive certification by a government or certification body. A single carbon credit represents a reduction or elimination of one (1) ton of carbon dioxide from the atmosphere. Typically, one carbon credit is issued for one metric ton of CO2e, which is about the same amount of CO2 one tree will absorb in 40 years. These carbon credits can then be bought and sold through a carbon market.

Biologic “carbon sequestration” is a naturally occurring process where atmospheric carbon dioxide, the most commonly produced greenhouse gas, is captured and stored. This may be accomplished using fast-growing cover crops on agricultural land.

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“Cover crops” in the context of carbon sequestration are planted to add carbon back to the soil. The process of growing cover crops feeds various soil organisms, which in turn increases carbon levels in the soil. Cover crops may be annual or perennial. Radishes are a great cover crop that will provide leafy greens to the farmer, and maybe one thick root or two to pickle or eat raw. Oilseed radish, in particular, produces roots that drill the soil and favor its decompaction and aeration while producing thick heads of greens that can be eaten like mustards. Along with improving soil’s nutritional profile, cover crops prevent soil loss due to erosion, improve the structure and tilth of soil, prevent compaction, assist with water infiltration and retention, break up pest cycles, and suppress weeds. Cover crops also reduce or eliminate the need for synthetic fertilizers, which has a significant, beneficial effect on a farm’s flora and fauna, and the environment at large. Fifteen (15) of the best cover crops for healthy soil are divided into three categories: (1) brassicas (arugula, canola, forage radish, mustard); (2) grains and grasses (annual ryegrass, barley, buckwheat, oats, rye, sorghum); and (3) legumes (alfalfa, crimson clover, fava beans, field peas, vetch).

FORWARD LOOKING STATEMENTS

Investors should not rely on forward-looking statements because they are inherently uncertain. Investors should not rely on forward-looking statements in this Offering Circular. This Offering Circular contains forward-looking statements that involve risks and uncertainties. The use of words such as “anticipated,” “projected,” “forecasted,” “estimated,” “prospective,” “believes,” “expects,” “plans,” “future,” “intends,” “should,” “can,” “could,” “might,” “potential,” “continue,” “may,” “will,” and similar expressions identify these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which may apply only as of the date of this Offering Circular.

INVESTOR SUITABILITY STANDARDS

All persons who purchase the Shares of the Company pursuant to the Subscription Agreement, attached hereto as Exhibit 4, must comply with the Investor Suitability Standards as provided below. It is the responsibility of the purchaser of the Shares to verify compliance with the Investor Suitability Standards. The Company may request that Investor verify compliance, but the Company is under no obligation to do so. By purchasing Shares pursuant to this Offering, the Investor self-certifies compliance with the Investor Suitability Standards. If, after the Company receives Investor’s funds and transfers ownership of the Shares, the Company discovers that the Investor does not comply with the Investor Suitability Standards as provided, the transfer will be deemed null and void ab initio and the Company will return Investor’s funds to the purported purchaser. The amounts returned to the purported purchaser will be equal to the purchase price paid for the Shares less any costs incurred by the Company in the initial execution of the null purchase and any costs incurred by the Company in returning the Investor’s funds. These costs may include any transfer fees, sales fees/commissions, or other fees paid to transfer agents or brokers.

The Company’s Shares are being offered and sold only to “Qualified Purchasers” as defined in Regulation A.

Qualified Purchasers include:

(i) “Accredited Investors” defined under Rule 501(a) of Regulation D (as explained below); and

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(ii) All other Investors so long as their investment in the Company’s Shares does not represent more than 10% of the greater of the Investor’s, alone or together with a spouse or spousal equivalent, annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

The Shares are offered hereby and sold to Investors that meet one of the two categories above, to qualify as an Accredited Investor, for purposes of satisfying one of the tests in the Qualified Purchaser definition, an Investor must meet one of the following conditions:

1) An Accredited Investor, in the context of a natural person, includes anyone who:

(i) Earned income that exceeded $200,000 (or $300,000 together with a spouse or spousal equivalent) in each of the prior two years, and reasonably expects the same for the current year or

(ii) Has a net worth over $1 million, either alone, or together with a spouse or spousal equivalent (excluding the value of the person’s primary residence), or

(iii) Holds in good standing a Series 7, 65, or 82 license.

2) Additional Accredited Investor categories include:

(i) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934 (the “Exchange Act”); any insurance company as defined in Section 2(13) of the Exchange Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company (SBIC) licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5 million any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors;

(ii) Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

(iii) Any organization described in Section 501(c)(3)(d) of the Internal Revenue Code of 1986, as amended (the “Code”), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5 million;

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(iv) Any director or executive officer, or fund of the issuer of the securities being sold, or any director, executive officer, or fund of a fund of that issuer;

(v) Any trust, with total assets in excess of $5 million, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(B)(b)(2)(ii) of the Code; or

(vi) Any entity in which all of the equity owners are Accredited Investors as defined above.

RISK FACTORS

The Company commenced preliminary business development operations on May 30, 2023 and is organized as a corporation under the laws of the State of Nevada. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made. The Company’s proposed operations are subject to all business risks associated with new enterprises. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the acquisition of real estate, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There is a possibility that the Company could sustain losses in the future.

There can be no assurances that the Company will operate profitably. An investment in the Shares involves a number of risks including the risk of complete loss of the investment. Investors should carefully consider the following risks and other information in this Offering Circular before purchasing Shares. Without limiting the generality of the foregoing, Investors should consider, among other things, the following risk factors:

There may be an insufficient number of potential deals to acquire Farms that meet the Company’s purchase criteria.

The Company aims to acquire Farms that meet specific purchase criteria and are compatible with its business goals. There is a finite number of agricultural properties that will meet these criteria, and due to competition and other constraints, there may be an insufficient number of potential deals for the Company to consider. This could result in the Company acquiring less than the anticipated number of Farms it will require to achieve its goals and revenue targets.

The Company may never deem it to be appropriate to list the Shares on a stock exchange.

At present, there is no market for the Shares, which limits the liquidity for Investors in the Offering. The Company may, in the Board’s discretion, seek to list the Shares on a national regulated stock exchange, if the Company is successful and achieves certain milestones in the future. There is no guarantee that those milestones will be achieved, or that the Board will determine that it is appropriate to list the Shares on an exchange. This would limit the liquidity for Investors and make the transfer or sale of their Shares in the future more difficult.

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There may be an insufficient number of farmers willing to sell their farms and lease the land back on terms that make sense for the Company.

One component of the Company’s plans includes acquiring Farms from farmers who then lease back the land and continue to farm it. There is a finite number of farmers who will be willing to engage in this sort of transaction and business arrangement, and due to competition and other constraints, it is possible that there will be an insufficient number of such farmers for the Company to engage. This could result in the Company acquiring less than the anticipated number of Farms it will require to achieve its goals and revenue targets.

Farmers that lease the Farms acquired by the Company may default on their leases.

The Company intends to lease some of the Farms it acquires back to the farmers who will continue their farming operations. If these farmers are not successful or run into other unexpected difficulties, they may be unable to fulfill their obligation under their leases with the Company. If farmers default on their leases, the Company will experience reduced income and increased expenses in finding a suitable replacement to operate the Farms. This will adversely affect the Company’s revenue and the anticipated return for Investors.

The Company may need to accept lease terms that result in a lower than expected return on investment (“ROI”).

The Company’s anticipated return on investment is premised on certain assumptions regarding the lease terms it might negotiate with farmers who lease back the Farms acquired by the Company. If those assumptions are incorrect and the terms that the farmers are willing or able to accept are less favorable to the Company, the Company’s anticipated revenue will suffer as will the anticipated return for Investors.

Lease rates and other terms and conditions may fluctuate over time, and this may result in a lower than expected ROI for the Company.

The lease rates for the Farms and other material terms and conditions upon which the Company’s revenue targets depend may fluctuate over time due to conditions and circumstances outside of the Company’s control. This may result in lower revenue for the Company and lower anticipated returns for Investors.

Carbon credits may not increase in value as projected, and this may result in a lower than expected ROI for the Company or may prove to be not feasible at all.

Carbon credits are currently projected to pay $1,000,000 for every 1,000 acres by 2030, and the Company has based certain assumptions for its expected ROI on that projection. If carbon credits do not increase in value as expected, the Company’s actual ROI may be less than anticipated. It is also possible that the Company’s plans for leveraging carbon credits will not be feasible at all. If that happens, the Investors’ anticipated returns will be adversely affected.

Farmers that lease the Farms acquired by the Company may refuse to begin using sustainable farming practices, which could preclude or diminish the Company’s planned use of carbon credits.

The Company’s planned use of carbon credits is premised on the farmers that lease the Farms acquired by the Company using sustainable farming practices. If those farmers refuse to implement sustainable farming practices, or only partly implement those practices, it may preclude or diminish the Company’s planned use of carbon credits in its business model. This would adversely affect the Company’s anticipated revenue and the anticipated return for Investors.

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Government rules pertaining to carbon credits may change, and this may adversely affect the Company’s plans to utilize them and the resulting ROI.

The Company’s plans to utilize carbon credits as part of its business model are premised on its current understanding of government rules and regulations pertaining to the sector. Should these rules and regulations change in ways that adversely affect the Company’s plans to utilize carbon credits, the Company’s anticipated revenue will be adversely affected and the potential return for Investors reduced.

The Farms acquired by the Company may lack the soil quality or potential to plant the cover crops required to receive carbon credits.

The Company intends for the Farms it acquires to plant specific cover crops as a means to receive and utilize carbon credits. While the Company intends to perform due diligence on the Farms it acquires, it is possible that the soil quality or other characteristics may make it impossible or economically infeasible to successfully plan to the cover crops it requires. That would reduce the Company’s anticipated revenue from carbon credits and reduce the potential return for Investors.

Supply chain disruptions for materials needed to transition to sustainable farming practices may adversely affect the Company’s plans to utilize carbon credits.

The supplies of materials needed to transition to sustainable farming practices such as specific types of fertilizers may be limited or unavailable due to supply chain disruptions or other market conditions beyond the Company’s control. This may adversely affect the Company’s plans to utilize carbon credits and reduce the anticipated revenues from this part of the Company’s business model. This, in turn, would reduce the potential return for Investors.

The capital costs for wind turbines and solar panels may increase beyond expectations, reducing the anticipated ROI from this aspect of the Company’s business.

The Company’s plans to develop and deploy wind turbines and solar panels on the Farms it acquires are premised on its current understanding and projections of capital costs. If those capital costs actually exceed those projections and expectations, it will reduce the Company’s anticipated ROI for this part of its business model. This, in turn, would reduce the potential return for Investors.

The overall cost of electricity may go down to the point where additional wind turbine and solar installations planned by the Company are no longer viable.

The Company’s current plans to develop and deploy wind turbines and solar panels on the Farms it acquires are premised on its current understanding and projections of overall electricity costs. If the overall cost of electricity falls below the point where the additional wind and solar projects planned by the Company are no longer viable, it will reduce the Company’s anticipated revenue from that part of its business model. This, in turn, would reduce the potential return for Investors.

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The Company may not be able to find a sufficient number of wind and solar companies willing to lease portions of the Farms it acquires for installations, reducing the revenue for the Company and the farmers that lease the land.

The Company intends to lease portions of the Farms it acquires for installation of wind turbines and solar panel projects, and select Farms that are well-suited for these installations. However, due to competition and other factors beyond the Company’s control, it is possible that the Company may be unable to find a sufficient number of companies willing to lease those portions of the Farms, or lease them on terms that are acceptable to the Company. That would reduce the revenue for both the Company and the farmers that lease the Farms, which in turn would reduce the potential return for Investors.

Federal and state laws pertaining to wind and solar projects may change, and this may make that aspect of the Company’s business not viable or generate less revenue than anticipated.

The Company’s current plans to develop and deploy wind turbines and solar panels on the Farms it acquires are premised on its current understanding of applicable federal and state laws. If that understanding is incorrect, or if federal and state laws pertaining to wind and solar project change, it could result in this component of the Company’s business model to generate less revenue than anticipated or be rendered unviable. This would reduce the anticipated revenue for the Company and the potential return for Investors.

Shortages of skilled labor for the installation of wind and solar projects may cause delays or prevent the development of that aspect of the Company’s business.

The Company’s plans to develop and deploy wind and solar projects by third parties will depend upon the availability of skilled labor capable of performing those installations. If there is a shortage of such skilled labor, that aspect of the Company’s business model may be delayed or prevented. This would reduce the Company’s revenue and the potential return for Investors.

The companies that install the wind turbines or solar panels may experience economic difficulty, including bankruptcy, resulting in failures to pay their agreed upon leases after the installation.

The third party companies that install and operate the wind turbines and solar panels may experience economic hardship, including bankruptcy, which could result in their failure to fulfill their obligations under the leases with the Company following installation. This would reduce the Company’s revenue and potentially increase its costs, which in turn would reduce the potential return for Investors.

The Company may be unable to find water rights for its Farms that are economically viable.

While many of the Farms acquired by the Company will come with the water rights needed for agricultural operations, in some instances the Company may need to secure additional separate water rights. It is possible that the Company will be unable to secure those additional water rights, or that the water rights associated with an acquired Farm may be inadequate to profitably operate the Farms. This could reduce the anticipated revenue and increase costs for the Company, which in turn would reduce the potential return for Investors.

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There may be federal and state government restrictions on the water rights the Company acquires with the Farms, and these restrictions may change in a way that render the Company’s plans for the land not viable.

The water rights associated with the Farms the Company acquires may be subject to federal, state, and local restrictions. Such restrictions may change in the future, after the Company acquires the Farms, and those changes may render the Company’s plans for the Farms unviable. This would reduce the anticipated revenue for the Company, which in turn would reduce the potential return for Investors.

There may be periods of mass water shortages resulting in a lack of drinking water for areas near the Farms acquired by the Company, and the water rights owned by the Company may be suspended or removed by the government or private parties who own the water rights.

If there are periods of mass water shortages in the areas near the Farms acquired by the Company that result in a lack of drinking water to the local population, the government (or private parties) may modify, suspend or remove the water rights associated with the Farms. This would reduce the ability of the Farms to operate and to practice sustainable farming techniques, which would reduce the revenue and increase the costs to the Company. This in turn would reduce the potential return for Investors.

Inadequacy Of Proceeds

Gross Offering Proceeds up to $75 million may be realized. Management believes that such Proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of its business plans. It is the intention of the Company to acquire third-party financing of the Farms if deemed appropriate based on interest rates and projected ROI from farm leases, whether or not the Maximum Offering of $75 million is raised. If only a fraction of this Offering is sold, or if certain assumptions contained in Management’s business plans prove to be incorrect, the Company may have inadequate funds to fully develop its business and may need debt financing or other capital investment to fully implement its business plans.

Dependence On Management

In the early stages of development, the Company’s business will be significantly dependent on the Company’s Executives, Varandeep Grewal, CEO, and Paul Rivas, acting CFO. The loss of either of these individuals could have a material adverse effect on the Company.

Risks Associated With Expansion

The Company plans on expanding its business through the acquisition and development of agricultural real estate. Any expansion of operations the Company may undertake will entail risks, and such actions may involve specific operational activities which may negatively impact the profitability of the Company. Consequently, the Investors must assume the risk that (i) such expansion may ultimately involve expenditures of funds beyond the resources available to the Company at that time, and (ii) management of such expanded operations may divert Management’s attention and resources away from its existing operations, all of which factors may have a material adverse effect on the Company’s present and prospective business activities.

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General Economic Conditions

The financial success of the Company may be sensitive to adverse changes in general economic conditions in the United States, such as recession, inflation, unemployment, and interest rates. Such changing conditions could reduce demand in the marketplace for the Company’s Farms. The Company has no control over these changes.

Possible Fluctuations In Operating Results

The Company’s operating results may fluctuate significantly from period to period as a result of a variety of factors, including the acquisition of Farms, the performance of the leases of the Farms to farmers, the installation and performance of the wind and solar projects, debt service and principal reduction payments, and general economic conditions. Consequently, the Company’s revenues may vary by quarter, and the Company’s operating results may experience fluctuations.

Risks Of Borrowing

The Company intends to incur indebtedness from third-party lenders. This means that a portion of its cash flow will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants which may impair the Company’s operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of owners of Shares of the Company. A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Unanticipated Obstacles To Execution Of The Business Plan

The Company’s business plans may change. Some of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s Executives and Directors. Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion As To Use Of Proceeds

The net Proceeds from this Offering will be used for the purposes described under the “Use of Proceeds” section. The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net Proceeds of this Offering. Investors in the Shares offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

Control By Management

The Company’s Executives have control of the day-to-day activities of the Company. (See “Directors, Officers, and Significant employees” below)

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Limited Transferability and Liquidity

To satisfy the requirements of certain exemptions from registration under the Securities Act, and to conform with applicable state securities laws, each Investor must acquire their Shares for investment purposes only and not with a view towards distribution. Consequently, certain conditions of the Securities Act may need to be satisfied prior to any sale, transfer, or other disposition of the Shares. Some of these conditions may include a minimum holding period, availability of certain reports, including financial statements from the Company, limitations on the percentage of Shares sold and the manner in which they are sold. The Company can prohibit any sale, transfer or disposition unless it receives an opinion of counsel provided at the Investor’s expense, in a form satisfactory to the Company, stating that the proposed sale, transfer or other disposition will not result in a violation of applicable federal or state securities laws and regulations. No public market exists for the Shares and no market is expected to develop. Consequently, owners of the Shares may have to hold their investment indefinitely and may not be able to liquidate their investments in the Company or pledge them as collateral for a loan in the event of an emergency.

The Company’s Shares are not presently included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange. No assurance can be given that the Shares of the Company will ever qualify for inclusion on the NASDAQ System or any other trading market. As a result, the Company’s Shares are covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and may also affect the ability of Investors to sell their Shares in the secondary market.

Long Term Nature Of Investment

An investment in the Shares may be long term and illiquid. As discussed above, the offer and sale of the Shares will not be registered under the Securities Act or any foreign or state securities laws by reason of exemptions from such registration which depends in part on the investment intent of the Investors. Prospective Investors will be required to represent in writing that they are purchasing the Shares for their own account for long-term investment and not with a view towards resale or distribution. Accordingly, purchasers of Shares must be willing and able to bear the economic risk of their investment for an indefinite period of time. It is likely that Investors will not be able to liquidate their investment in the event of an emergency.

No Current Market For Shares

There is no current market for the Shares offered in this Offering and no market is expected to develop in the near future.

Offering Price

The price of the Shares offered has been arbitrarily established by the Company, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates. The Offering price bears no relationship to the assets, net worth, or any other objective criteria of value applicable to the Company. There is a risk that the price of the Shares may be set higher than the actual value of the Company.

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Compliance With Securities Laws

The Shares are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable Nevada securities laws, and other applicable state securities laws. If the sale of Shares were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Shares. If a number of purchasers were to obtain rescission, the Company would face significant financial demands which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

Risk of non-compliance with regulations, including a risk of being deemed to be using an unregistered broker-dealer to effect the Offering.

The Company intends to engage one or more marketing firms, including The Financial Star, to promote the Offering to prospective investors (each, a “Marketing Firm”). The Financial Star and other such Marketing Firms are not anticipated to be registered broker-dealers.

Section 3(a)(4)(A) of the Exchange Act generally defines a “broker” broadly as any person engaged in the business of effecting transactions in securities for the account of others. If a Marketing Firm is found to have engaged in activities requiring registration as “broker-dealer” without being properly registered as such, the Company could face liability for knowingly aiding and abetting assistance in securities transactions in violation of the broker-dealer registration requirements.  The Company could also face private actions for rescission from investors.  Such outcomes would have a material negative impact on the ability, time and resources to operate the Company.

Lack Of Firm Underwriter

The Shares are offered on a “best efforts” basis by the Company, the Executives, Directors, and employees and Rialto. Accordingly, there is no assurance that the Company, or any FINRA broker-dealer, will sell the maximum Shares offered or any lesser amount. See “Plan of Distribution” below.

Projections: Forward Looking Information

The Manager has prepared projections regarding the Company’s anticipated financial performance. The Company’s projections are hypothetical and based upon factors influencing the business of the Company. The projections are based on the Manager’s best estimate of the probable results of operations of the Company, based on present circumstances, and have not been reviewed by the Company’s independent accountants. These projections are based on several assumptions, set forth therein, which the Manager believes are reasonable. Some assumptions upon which the projections are based, however, invariably will not materialize due to the inevitable occurrence of unanticipated events and circumstances beyond the Manager’s control. Therefore, actual results of operations will vary from the projections, and such variances may be material. Assumptions regarding future changes in sales and revenues are necessarily speculative in nature.

In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into the Company’s market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business. While the Executives believe that the projections accurately reflect possible future results of the Company’s operations, those results cannot be guaranteed.

The Company’s Success Will Depend Upon the Acquisition and Development of Real Estate, and the Company May be Unable to Consummate Acquisitions or Dispositions on Advantageous Terms, and the Acquired Properties May Not Perform as the Company Expects

The Company intends to acquire, develop, and sell agricultural real estate assets. The acquisition of real estate entails various risks, including the risks that the Company’s real estate assets may not perform as they expect, that the Company may be unable to quickly and efficiently integrate assets into its existing operations, and that the Company’s cost estimates may prove inaccurate.

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Reliance on Manager to Select Appropriate Properties

The Company’s ability to achieve its investment objectives is dependent upon the performance of the Management team in the quality and timeliness of the Company’s acquisition of agricultural real estate properties. Investors in the Shares offered will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning the Company’s investments. Investors in the Shares must rely entirely on the management ability of and the oversight of the Company’s Executives and Directors.

Competition May Increase Costs

The Company will experience competition from other developers of agricultural real estate and other sustainable farming and energy projects. Competition may have the effect of increasing acquisition costs for the Company and decreasing the sales price or lease rates of the agricultural real estate assets.

Delays in Acquisition of Properties

Delays the Executives may encounter in the selection and acquisition of Farms could adversely affect the profitability of the Company. The Company may experience delays in identifying properties that meet the Company’s ideal purchase parameters.

Environmentally Hazardous Property

Under various Federal, State, City and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of non-compliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of its properties, the Company may be potentially liable for such costs. The cost of defending against claims of liability, complying with environmental regulatory requirements or remediation any contaminated property could materially adversely affect the business, assets or results of operations of the Company.

Executives’ Discretion in the Future Disposition of Properties

The Company cannot predict with any certainty the various market conditions affecting agricultural real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of the Company’s Farms, the Company cannot assure the Investor that it will be able to sell Company properties at a profit in the future. Accordingly, the timing of liquidation of the Company’s real estate investments will be dependent upon fluctuating market conditions.

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Real Estate Investments are Not as Liquid as Other Types of Assets, Which May Reduce Economic Returns to Investors

Real estate investments are not as liquid as other types of investments, and this lack of liquidity may limit the Company’s ability to react promptly to changes in economic, financial, investment or other conditions. In addition, significant expenditures associated with real estate investments, such as mortgage payments, real estate taxes and maintenance costs, are generally not reduced when circumstances cause a reduction in income from the investments. Thus, the Company’s ability at any time to sell assets or contribute assets to property funds or other entities in which the Company has an ownership interest may be restricted. This lack of liquidity may limit the Company’s ability to vary its portfolio promptly in response to changes in economic financial, investment or other conditions and, as a result, could adversely affect the Company’s financial condition, results of operations, and cash flows. Unexpected fluctuations in interest rates may also pose a risk that could result in a serious adverse effect on the Company and its ability to operate profitably.

The Company May be Unable to Sell a Farm If /When it Decides to Do So, Including as a Result of Uncertain Market Conditions, Which Could Adversely Affect the Return on an Investment in the Company

The Company’s ability to dispose of properties on advantageous terms depends on factors beyond the Company’s control, including competition from other sellers and the availability of attractive financing for potential buyers of the properties the Company acquires. The Company cannot predict the various market conditions affecting agricultural real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of the properties the Company acquires and develops, it cannot assure its Shareholders that the Company will be able to sell such properties at a profit in the future. Accordingly, the extent to which the Company’s Shareholders will receive cash distributions and realize potential appreciation on its real estate investments will be dependent upon fluctuating market conditions. Furthermore, the Company may be required to expend funds to correct defects or to make improvements before a property can be sold. The Company cannot assure its Shareholders that it will have funds available to correct such defects or to make such improvements. In acquiring a property, the Company may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict the Company’s ability to sell a property.

Illiquidity of Real Estate Investments Could Significantly Impede the Company’s Ability to Respond to Adverse Changes in the Performance of the Portfolio Investments and Harm the Company’s Financial Condition

Since real estate investments are relatively illiquid, the Company’s ability to promptly sell acquired assets in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in, or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in local, regional national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. The Company may be unable to realize its investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy.

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The Terms of New or Renewal Leases May Result in a Reduction in Income

The terms of any new or renewal leases of the Farms may be less favorable to the Company than the previous lease terms. Certain significant expenditures that the Company may be responsible for, such as mortgage payments, real estate taxes, and maintenance costs generally are not reduced as a result of a reduction in rental revenues. If lease rates for new or renewal leases are substantially lower than those for the previous leases, the Company’s rental income might suffer a significant reduction. Additionally, the Company may not be able to sell a Farm at the price, on the terms or within the time frame it may seek. Accordingly, the timing of liquidation of the Company and the extent to which Shareholders may receive distributions and realize potential appreciation on the Company’s real estate investments may be dependent upon fluctuating market conditions. The price the Company obtains from the sale of a property will depend upon various factors such as the property’s operating history, demographic trends in the property’s locale and available financing for, and the tax treatment of, real estate investments. The Company may not realize significant appreciation and may even incur losses on its properties and other investments. The recovery of any portion or all of an Investor’s investment and any potential return thereon will depend on the amount of net proceeds the Company is able to realize from a sale or other disposition of its properties.

The Farms Acquired by the Company May Have Liabilities or Other Problems

The Company intends to perform appropriate due diligence for each Farm or other real estate related investments it acquires. The Company also will seek to obtain appropriate representations and indemnities from sellers in respect of such properties or other investments. The Company may, nevertheless, acquire properties or other investments that are subject to uninsured liabilities or that otherwise have problems. In some instances, the Company may have only limited or perhaps even no recourse for any such liabilities or other problems or, if the Company has received indemnification from a seller, the resources of such seller may not be adequate to fulfill its indemnity obligation. As a result, the Company could be required to resolve or cure any such liability or other problems, and such payment could have an adverse effect on the Company’s cash flow available to meet other expenses or to make distributions to Investors.

The Company’s Investments May be Subject to Risks From the Use of Borrowed Funds

The Company may acquire properties subject to existing financing or by borrowing funds. The Company may also incur or increase its indebtedness by obtaining loans secured by certain properties in order to use the Proceeds for acquisition of additional properties. In general, for any particular Farm, the Company will expect that the Farm’s cash flow will be sufficient to pay the cost of its mortgage indebtedness, in addition to the operating and related costs of the property. However, if there is insufficient cash flow from the Farm, the Company may be required to use funds from other sources to make the required debt service payments, which generally would reduce the amount available for distribution to Investors. The incurrence of mortgage indebtedness increases the risk of loss from the Company’s investments since one or more defaults on mortgage loans secured by its properties could result in foreclosure of those mortgage loans by the lenders with a resulting loss of the Company’s investment in the properties securing the loans. For tax purposes, a foreclosure of one of the Company’s properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the indebtedness secured by the mortgage. If that outstanding balance exceeds the Company’s tax basis in the property, the Company would recognize a taxable gain as a result of the foreclosure, but it would not receive any cash proceeds as a result of the transaction.

Mortgage loans or other financing arrangements with balloon payments in which all or a substantial portion of the original principal amount of the loan is due at maturity, may involve greater risk of loss than those financing arrangements in which the principal amount of the loan is amortized over its term.

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At the time a balloon payment is due, the Company may or may not be able to obtain alternative financing on favorable terms, or at all, to make the balloon payment or to sell the property in order to make the balloon payment out of the sale proceeds. If interest rates are higher when the Company obtains replacement financing for its existing loans, the cash flows from its properties, as well as the amounts the Company may be able to distribute to Investors, could be reduced. If interest rates are higher when the Company obtains replacement financing for its existing loans, the cash flows from its properties, as well as the amounts the Company may be able to distribute to Investors, could be reduced. In some instances, the Company may only be able to obtain recourse financing, in which case, in addition to the property or other investment securing the loan, the lender may also seek to recover against the Company’s other assets for repayment of the debt. Accordingly, if the Company does not repay a recourse loan from the sale or refinancing of the property or other investment securing the loan, the lender may seek to obtain repayment from one or more of such other assets.

Uninsured Losses Relating to Real Property May Adversely Affect an Investor’s Return

The Company will attempt to assure that all of the Company’s properties are comprehensively insured in amounts sufficient to permit replacement in the event of a total loss, subject to applicable deductibles. However, to the extent of any such deductible and/or in the event that any of the Company’s properties incurs a casualty loss which is not fully covered by insurance, the value of the Company’s assets will be reduced by any such loss. Also, certain types of losses, generally of a catastrophic nature, resulting from, among other things, earthquakes, floods, hurricanes or terrorist acts may not be insurable or even if they are, such losses may not be insurable on terms commercially reasonable to the Company. Further, the Company may not have a sufficient external source of funding to repair or reconstruct a damaged property; there can be no assurance that any such source of funding will be available to the Company for such purposes in the future.

Competition For Investments May Increase Costs And Reduce Returns

The Company will experience competition for agricultural real property investments from corporations, and bank and insurance company investment accounts, as well as other real estate limited partnerships, real estate investment funds, commercial developers, pension plans, other institutional and foreign investors and other entities engaged in real estate investment activities. Some of these competing entities may have greater financial and other resources allowing them to compete more effectively. This competition may result in the Company paying higher prices to acquire properties than it otherwise would, or the Company may be unable to acquire properties that it believes meet its investment objectives and are otherwise desirable investments.

Risks of Real Property Ownership that Could Affect the Marketability and Profitability of the Properties

There is no assurance that the Company’s owned real properties will be profitable or that cash from operations will be available for distribution to the Investors. Because real property, like many other types of long-term investments, historically has experienced significant fluctuations and cycles in value, specific market conditions may result in occasional or permanent reductions in the value of real property interests. The marketability and value of real property will depend upon many factors beyond the control of the Company, including (without limitation):

1.	Changes in general or local economic conditions;
2.	Changes in supply or demand of competing real property in an area;
3.	Changes in interest rates;

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4.	The promulgation and enforcement of governmental regulations relating to land use and zoning restrictions, environmental protection and occupational safety;
5.	Condemnation and other taking of property by the government;
6.	Unavailability of mortgage funds that may increase borrowing costs and/or render the sale of a real property difficult;
7.	Unexpected environmental conditions; the financial condition of tenants, ground lessees, ground lessors, buyers and sellers of real property;
8.	Changes in real estate taxes and any other operating expenses;
9.	Energy and supply shortages and resulting increases in operating costs or the costs of materials and construction;
10.	Various uninsured, underinsurance or uninsurable risks (such as losses from terrorist acts), including risks for which insurance is unavailable at reasonable rates or with reasonable deductibles; and imposition of rent controls.

Terrorist Attacks or Other Acts of Violence or War May Affect the Industry in Which the Company Operates, its Operations, and its Profitability

Terrorist attacks may harm the Company’s results of operations and an Investor’s investment. There can be no assurance that there will not be more terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly or indirectly impact the value of the property the Company owns or that secure its loans. Losses resulting from these types of events may be uninsurable or not insurable to the full extent of the loss suffered. Moreover, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. They could also result in economic uncertainty in the United States or abroad. Adverse economic conditions resulting from terrorist activities could reduce demand for space in the Company’s properties due to the adverse effect on the economy and thereby reduce the value of the Company’s properties.

The Company Will be Subject to Risks Related to the Geographic Location of the Property it Acquires

The Company intends to acquire, develop, and sell real estate assets primarily in the United States, (if other opportunities arise outside of the U.S., the Company may do business in other countries). If the general economic conditions in this geographic area decline, the Company may experience a greater rate of default by farmer tenants on their leases with respect to Farms in these areas and the value of the Farms in these areas could decline. Any of these events could materially adversely affect the Company’s business, financial condition or results of operations.

Unforeseen Changes

While the Company has enumerated certain material risk factors herein, it is impossible to know all risks which may arise in the future. In particular, Investors may be negatively affected by changes in any of the following: (i) laws, rules, and regulations; (ii) regional, national, and/or global economic factors and/or real estate trends; (iii) the capacity, circumstances, and relationships of partners of the Company; or (iv) general changes in financial or capital markets, including (without limitations) changes in interest rates, investment demand, valuations, or prevailing equity or bond market conditions.

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COVID-19 and Future Pandemics

In December 2019, the 2019 novel coronavirus (“Covid19”) surfaced in Wuhan, China. The World Health Organization (“WHO”) declared a global emergency on January 30, 2020, with respect to the outbreak and several countries, including the United States, initiated travel restrictions. On May 5, 2023, the WHO declared Covid19 is now an established and ongoing health issue which no longer constitutes a public health emergency. However, the final impacts of the outbreak, and economic consequences, are unknown and still evolving. The Covid19 health crisis adversely affected the U.S. and global economy, resulting in an economic downturn. A similar new pandemic occurrence could impact the Company’s business plans. The future impact of the outbreak remains highly uncertain and cannot be predicted and there is no assurance that the outbreak will not have a material adverse impact on the future results of the Company. The extent of the impact, if any, will depend on future developments, including actions taken to contain the coronavirus or other rapidly transmitted viruses.

RISKS RELATED TO EMPLOYEE BENEFIT PLANS AND INDIVIDUAL RETIREMENT ACCOUNTS

In Some Cases, if the Investors Fails to Meet the Fiduciary and Other Standards Under the Employee Retirement Income Security Act of 1974, as Amended (“ERISA”), the Code or Common Law as a Result of an Investment in the Company’s Shares, the Investor Could be Subject to Liability for Losses as Well as Civil Penalties:

There are special considerations that apply to investing in the Company’s Shares on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If the investor is investing the assets of any of the entities identified in the prior sentence in the Company’s Shares, the Investor should satisfy themselves that:

1.	The investment is consistent with the Investor’s fiduciary obligations under applicable law, including common law, ERISA and the Code;
2.	The investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;
3.	The investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;
4.	The investment will not impair the liquidity of the trust, plan or IRA;
5.	The investment will not produce “unrelated business taxable income” for the plan or IRA;
6.	The Investor will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and The investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in the Company’s Shares constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

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DILUTION

Within the past calendar year from the date of this Offering Circular, a total of 20,703,000 Shares of Common Stock and 265,300 Warrants have been issued. 5,000,000 shares were issued at a price of $0.005 per Share, 7,835,000 Shares were issued at a price of $0.20 per share, and 7,868,000 Shares were issued at a price of $0.50 per Share. This compares to the price per Share sold through this Offering of $2.00 per share.

The Directors and Officers have collectively received 8,910,000 Shares within the past twelve (12) months and collectively may receive up to three (3) million options at an exercise price of $0.20 within the current calendar year.

The Company may engage in other financings including future equity raises. In the event the Company sells equity securities subsequent to an Investor’s purchase of Shares through this Offering or future offerings, the Investor’s proportionate ownership of the Company will be diluted.

PLAN OF DISTRIBUTION

The Offering will be made through general solicitation, direct solicitation, and marketing efforts whereby Investors will be directed to http://invest.thefinancialstar.com/source-agriculture/lpa-en (the “Portal”) to invest. The Company has engaged Rialto, an independent FINRA broker-dealer to assist with the Share sales. Rialto will not charge a commission on the aggregate sales of Shares for the first twelve (12) months of the Offering. The Offering is conducted on a best-efforts basis. No Commissions or any other renumeration for the Share sales will be provided to the Company, the Officers, Directors, or any employee of the Company, relying on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The Company will not limit or restrict the sale of the Shares during this 12-month Offering. No market exists for the Shares and no market is anticipated or intended to exist during the Offering period, therefore there is no plan to stabilize the market for any of the securities to be offered.

The Officers, Directors, and employees of the Company are primarily engaged in the Company’s business of real estate investment. Varandeep Grewal, the Company’s President, CEO, and Director, was a stockbroker in Canada from 2004 through 2006. Aside from Mr. Grewal for that period, none of the Company’s Officers, Directors, and employees are, or have ever been, brokers nor dealers of securities. The Officers, Directors, and employees will not be compensated in connection with the sale of Shares through this Offering. The Company believes that the Officers, Directors, and employees are associated persons of the Company not deemed to be brokers under Exchange Act Rule 3a4-1 because: (1) no Officer, Director or employee is subject to a statutory disqualification, as that term is defined in section 3(a)(39) of the Exchange Act at the time of their participation; (2) no Officer, Director or employee will be compensated in connection with his participation by the payment of commissions or by other remuneration based either directly or indirectly on transactions in connection with the sale of securities through this Offering; (3) no Officer, Director or employee is an associated person of a broker or dealer; (4) the Directors, Officers, and employees primarily perform substantial duties for the Company other than the sale or promotion of securities; (5) no Officer, Director or employee has acted as a broker or dealer within the preceding twelve months of the date of this Offering Circular; (6) no Officer, Director or employee will participate in selling this Offering after more than twelve months from the Date of the Offering.

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Rialto is not purchasing or selling any securities offered by this Offering Circular, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities. However, Rialto has agreed to use their best efforts to arrange for the sale of the Shares offered through this Offering Circular.

The Company will also publicly market the Offering using general solicitation through methods that include e-mails to potential Investors, the internet, social media, and any other means of widespread communication.

This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the Company’s website at www.sourceagriculture.com and via of the EDGAR filing system.

The following table shows the total discounts and commissions payable to Rialto Markets in connection with this Offering by the Company:

	Price Per Share	Total Offering
Public Offering Price	$2.00	$75,000,000.00
Broker-dealer Commissions[1]	$0.00	$0.00
Proceeds, Before Expenses	$2.00	$75,000,000.00

1 Rialto has waived for twelve (12) months from the qualification of this Offering a 1% commission on the funds raised.

Other Terms

Rialto has also agreed to perform the following services in exchange for the compensation discussed above:

- Act as the Broker of Record for 1-A (SEC) and 5110 (FINRA) filings;

- Provide introductions and coordination with engaging additional parties and service providers;

- Assist with use of an Issuer Reg A Raise website where potential and current Investors begin the process of on-boarding/investing by entering their interest, required personal information, and review and sign all Offering related documentation;

- Perform AML/KYC on all Investors;

- Coordinate with registered Transfer Agent of the Company;

- Coordinate with the escrow agent of the Company for funds raised;

- Coordinate with the Company’s legal partners;

- Provide other financial advisory services normal and customary for similar transactions and as may be mutually agreed upon by Rialto and the Company;

- Investment applicant services; and

- “Payment Rails” for the use of providing Investors with the ability to invest in the Offering using credit cards and/or ACH.

In addition to the commissions described above, the Company will pay $11,750.00 to Rialto as a pass-through fee for the purpose of paying the FINRA Form 5110 filing fee, paid prior to Rialto’s submission of the FINRA Form 5110 for review.

In addition, the Company will pay Rialto a $20,000.00 fee for the services described above, with $5,000 due upon signing the agreement with the Company, and the remaining $15,000 due within ten (10) days of FINRA’s issuance of the No Objection Letter. The Company shall also pay Rialto a due diligence fee of $2,000.00. To the extent any such expenses are not actually incurred, the balance of these fees will be reimbursed to the Company, pursuant to FINRA Rule 5110(g)(4)(A). Assuming the full amount of the Offering is raised, the Company estimates that the total commissions, fees and expenses of the Offering payable by the Company to Rialto will be $33,750.00. Maximum expected out of pocket expenses total $33,750.00.

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SELLING SECURITYHOLDERS

There are no selling securityholders in this Offering.

USE OF PROCEEDS

The Company intends to use Offering Proceeds as follows:

	25%	50%	75%	100%
1. Acquisition of Farms	$ 14,750,000	$ 32,000,000	$ 49,500,000	$ 67,000,000
2. Offering Expenses	$ 1,000,000	$ 1,000,000	$ 1,000,000	$ 1,000,000
3. Marketing	$ 1,000,000	$ 2,500,000	$ 3,750,000	$ 5,000,000
4. Reimbursements	$ 250,000	$ 250,000	$ 250,000	$ 250,000
5. Professional Services	$ 1,000,000	$ 1,000,000	$ 1,000,000	$ 1,000,000
6.Office Rent, Salaries, and Administrative Costs	$ 750,000	$ 750,000	$ 750,000	$ 750,000
Total	$18,750,000	$37,500,000	$56,250,000	$75,000,000

1. The Company intends on using approximately $67,000,000 of the Proceeds for the acquisition and development of agricultural real estate assets that conform to the target property profiles. These costs include commissions to Realtors for purchase of Farms, travel to see prospective Farms, inspections, and due diligence.

2. The Company anticipates using approximately $1,000,000 on Offering expenses. These expenses include broker dealer commissions, credit card fees, and transfer agent fees, and compliance costs. See “Plan of Distribution” above.

3. The Company expects to spend approximately $5,000,000 on marketing costs. This includes marketing of the Company and the Offering, including the costs for an 1-800 number for Investors to call and compensation for customer service staff to answer phones.

4. The Company anticipates spending approximately $250,000 to reimburse Directors for out-of-pocket expenses personally incurred during start-up of the Company.

5. The Company anticipates spending approximately $1,000,000 to pay for professional services including legal, accounting, auditors, consultants, and other professionals required for conducting the business of the Company.

6. The Company anticipates spending approximately $750,000 to pay for rental of office space and other administrative, staffing, and overhead costs.

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The net Proceeds from this Offering will not be used to compensate or otherwise make payments to the Directors or shareholders of the Company, unless and to the extent it is as otherwise stated herein. All Offering Proceeds raised by the Company will be sourced to business conducted per the Plan of Operations set forth below.

The foregoing represents the Company’s best estimate of the allocation of the Proceeds of this Offering based on planned use of funds for the Company’s operations and current objectives. The Company will not raise funds from other sources in order to achieve its investments, except the possible use of leverage from third party, trusted lenders. Notwithstanding the foregoing, the Company may borrow money from financiers, other lenders, or banks to fund its investments, who are not identified at this moment as the Company does not have any agreements with any financers, lenders, or banks to borrow money from.

A substantial portion of the Proceeds from the Offering have not been allocated for a particular purpose or purposes other than as is described above. The Company anticipates approximately 90% of the Offering Proceeds will be used for the intended uses as described above and in the Plan of Operations. No amounts of the Proceeds are anticipated to discharge existing debt of the Company.

This Offering is being made on a “best efforts” basis. If the Maximum Offering Amount is not reached within twelve months of the start of the Offering, the intended use of Proceeds will not change. The Directors will still direct the Company to use the Proceeds in the manner stated above. In the case where the Maximum Offering Amount is not reached, the Proceeds will not be able to purchase as many assets, however the uses will remain the same as if the Maximum Offering Amount is reached.

The Company hereby reserves the right to change the anticipated or intended Use of Proceeds of this Offering as described in this Section and as described elsewhere within this Offering Circular.

DESCRIPTION OF THE BUSINESS

Summary

Source Agriculture Corp. is a Nevada corporation formed on May 30, 2023 for the primary purpose of acquiring agricultural real estate in the United States. The acquired farmland will be leased back to operating farmers who will be encouraged to adopt sustainable farming practices, such as the use of fertilizers that are sustainable and environmentally friendly and the planting of cover crops. The adoption of these sustainable farming practices will, in turn, allow the Company to sell carbon credits through carbon sequestering. The Company also plans to lease parts of the acquired farmland to wind and solar energy companies, or if a project is economically viable, the Company may invest directly in solar and wind turbine installations. The Company may also sell the acquired farmland to achieve profit or, if possible, rezone the property to a different land use if it allows the Company to achieve a healthy return on investment.

U.S. farm ownership is currently a fragmented industry where the total U.S. farmland value is over $2.9 trillion.1 Approximately 62% of U.S. farm operators are over 55 years of age, and the average age is 58 years old.2. Additionally, 40% of all U.S. farm acreage is leased to and operated by non-owners.2 The Company will target family-owned farms, with a purchase price in the range of $2M to $50M+. The Company will offer sale-leaseback opportunities to allow the seller to continue farming the land.

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The Company will seek to acquire high-value farmland and farm-related facilities that it will lease to corporate and independent farmers, primarily on a triple-net lease basis:

•	Property Types: High-value cropland with on-site water sources and wind farms (when available)
•	Locations: Regions with established rental markets and an abundance of strong operators
•	Transaction Sizes: $2M to $50M+
•	Lease Terms: Generally, 3+ years, with annual escalations and upward market resets, or participation features
•	Rental Payments: (i) Fixed cash rent, or (ii) fixed cash rent plus a percentage of the farm’s gross revenues (participating leases)
•	Tenant-farmers: Tenants with strong operating histories and substantial farming resources

Sources: 1) US Department of Agriculture; National Agricultural Statistics Services – Land Values, 2022 Summary (Aug 2022, latest published data), 2) USDA National Agricultural Statistics Service, Census of Agriculture, 2017 (the 2017 census, released in 2019, is the latest available)

Opportunity

Decreasing Supply + Increasing Demand. The Company believes U.S. farmland will increase in value for the foreseeable future due to decreasing supply combined with increasing demand. Specifically, the Company believes a lower supply of arable land and growing population will lead to higher profitability for the most fertile farms, and will lead to steady appreciation of value and rental growth of U.S. farmland.

* Estimated

Source: (i) The World Bank, Food and Agriculture Organization, World Development Indicators (updated March 2023), and (ii) Food and Agriculture Organization of the United Nations, Agricultural Development Economics Division, World Agriculture Towards 2040/2050, The 2012 Revision (latest version available).

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* Estimated

Source: United Nations, Department of Economic and Social Affairs, Population Division (2022). World Population Prospects 2022, Online Edition.

Further, the Company believes the amount of available farmland in the U.S. will continue to decrease as large amounts of farmland are converted each year to suburban uses, such as housing subdivisions, schools, parks, office buildings, government buildings, and industrial buildings. Climate change has also negatively impacted many growing regions across the world, putting prime farmland in optimal climates in even higher demand.

Low Volatility & Correlation and Strong Returns. As available farmland to feed the world’s growing population continues to decline, U.S. farmland has steadily appreciated in value. U.S. farmland has experienced lower volatility than both the S&P 500 and the MSCI US REIT Index while also exhibiting low correlation to other major asset classes (The MSCI US REIT Index is a free float-adjusted market capitalization weighted index that is comprised of equity Real Estate Investment Trusts (REITs)).

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Note: * Consists of 1,315 U.S. agricultural properties worth approximately $15.3 billion as of 12/31/2022

Source: National Council of Real Estate Investment Fiduciaries (NCREIF)

Note: * Consists of 1,315 U.S. agricultural properties worth approximately $15.3 billion as of 12/31/2022

Source: National Council of Real Estate Investment Fiduciaries (NCREIF)

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Source: TIAA/University of Illinois – Center for Farmland Research (Correlation data from 1997-2021, latest data available)

California Farmland Appreciation. From 2000 through 2021, California irrigated cropland and prime coastal cropland (which commands premium rents and is primarily used to grow the highest-valued row crops, such as fresh strawberries) have both been among the strongest performers of any real estate asset class.

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Fresh Produce Continues to Outpace Inflation. From 1980 through 2022, the Fresh Fruits & Vegetables segment of the Food & Beverages category increased by 378%, from 81.8 to 391.3, which is 1.5x greater than the increase in the overall Annual Food & Beverages CPI over the same period.

Source: Bureau of Labor Statistics

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Three Areas of Farming. The Company will diversify its farmland investments through various crops in the following 3 categories: 1) annual fresh produce, 2) permanent crops, and 3) commodity crops. The Company aims to achieve:

•	higher profitability and rental income,
•	Low price volatility,
•	Low government dependency,
•	Low storage costs, and
•	Locations that are typically closer to major urban populations.

Annual Fresh Produce. These are short-lived row crops, typically planted on an annual basis. Examples include: beans, blackberries, cabbage, cantaloupe, celery, lettuce, melons, peas, peppers, radicchio, raspberries, strawberries, sweet corn, tomatoes, and other leafy produce.

3,000 Top-Tier Farms* $15.0 Billion Market Value*

Permanent Crops. These are long-lived bushes, orchards, trees and fines, typically planted every 20+ years. Examples include: almonds, apples, avocados, blueberries, cherries, figs, grapes, lemons, oranges, peaches, pears, pecans, pistachios, plums, and walnuts.

6,625 Top-Tier Farms* $33.1 Billion Market Value*
Grains and Other Crops. These are short-lived row crops, typically planted on an annual basis. Examples include: barley, beets, corn, cotton, rice, soybeans, sugar cane, and wheat)	22,580 Top-Tier Farms* $112.9 Billion Market Value*

Note: * Company estimates based on data compiled by the U.S. Department of Agriculture (USDA), using assumptions to reflect the top 10%- 25% of farms in each category, which it believes represents the types of high-valued farms that would fall into the Company’s investment focus.

Source: USDA, 2007, 2012, and 2017 Censuses (the 2017 Census, released in 2019, is the latest available)

Underwriting Process. The Company will aim to acquire high-quality farms with strong, established tenants, and employ a dual-focused underwriting process for each new investment, leveraging the management team’s extensive experience in credit underwriting and knowledge of farmland.

Due Diligence On The Farm. Each prospective property will be appraised by an independent licensed expert in farmland appraising with knowledge of the local area. Prior to purchase, the Company will send employees to visit each property to ensure the farm is in an active rental market. The Company also intends to conduct testing of each Farm’s soil, water, and wells to determine the soil quality and availability of water. The Company will also obtain zoning and title reports for every prospective property to ensure there are no problems with the deed.

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Due Diligence on the Tenant. The Company will conduct a detailed underwriting of the farming tenant’s operations and investigate the management of the farming operations. The Company will also analyze the tenant’s ability to sell their crops, including an evaluation of the tenant’s labor needs. Lastly, the Company will evaluate probability of the tenant missing future rental payments.

Outsized Returns: Higher and Better Uses. While the Company will underwrite and purchase farms based on agricultural uses and values alone, certain farms will be well suited for higher and better uses, such as renewable energy or other type of real estate development. In such cases, Company may earn outsized returns on a given farm or sell to a developer at attractive prices. Specifically, the Company aims to exceed the average historical returns on farmland, which has been between 11-13% annually, derived from cash flow and land appreciation. The Company may choose to utilize the following methods to increase cash flow and appreciation: (1) solar generation, (2) wind farms, (3) sustainable farming coupled with carbon credits, and (4) rezoning of the property.

Solar. Solar farms are beneficial to the communities they are built in, through direct employment, land lease payments and local tax revenue. However, many solar farms utilize large amount of agriculture land and these properties no longer earn farm rent once construction commences. Farm owners may receive better ROI by leasing farmland to solar companies. The Company will support solar projects as opportunities arise and will develop triple-net leases with farmers to allow flexibility to move into renewable energy or urban development. The Company will receive revenue based on every kilowatt produced from solar farm installations on its properties. There are several factors to consider when determining the profit margin of an acre of a solar plant, but generally, farmers can earn anything between $21,250- $42,500 per acre each year. Most solar farms can earn up to $40,000 for every MW (Megawatt) installed; therefore, the profit margin lies between 10%-20%. Usual lease terms for solar projects result in annual lease payments for between 15-30 years. Income derived from solar leases is more lucrative than other typical agriculture or farm leasing options.

•	Size of Land. Solar farms are large-scale projects that need specific land sizes to be more profitable. The Company will require 1 kW/min from the panels every one hundred square feet.
•	Sunlight Intensity. One of the essential considerations when developing a solar project is ensuring that the land receives sufficient and intense sunlight.
•	Soil Quality. Solid, clear ground is an important requirement for solar farms. If the soil is unstable or swampy, a solar project will incur additional costs to clear.
•	Distance to the Grid. Availability of the necessary infrastructure is another critical concern for farmers opting for solar. Easy access to the grid will bring down the cost of the solar project, attracting more lucrative leases by solar farm developers. To minimize the capital costs, the Company aims to purchase farms less than two (2) miles from a substation and at least 1000 ft near a phase three power.

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Wind. Wind turbines displace a much smaller amount of agricultural land than solar farm, which allows properties to continue to earn farm rent while hosting wind turbines. The Company intends to structure its wind turbine leases as a combination of fixed payments and revenue per kilowatt produced, triple-net leases. On average, a smaller single wind turbine lease could be valued at around $8,000/year with a larger turbine bringing between $70,000 to $80,000/year. Farm owners can receive $3,000 to $4,000 per megawatt of capacity, or 2-4% of gross revenues. Compensation packages typically are offered as fixed yearly payments, as percentages of gross revenues, or some combination. The Company will focus on large scale farms close to transmission lines and/or a substation and near roads capable of moving large equipment like cranes and bulldozers.

Sustainable Farming and Carbon Credits. Sustainable farming practices vary by field but may include reduced tillage or no till, adding cover crops (a crop planted without harvesting), rotational grazing, diversifying crop rotations, and reduced fertilizer usage. Popular cover crops include barley, oats, legume, radishes, and rye. The Build Back Better legislation put forth by the Biden Administration allocated $28 billion for land conservation programs. $5 billion is to pay farmers and landowners to plant cover crops. Carbon credits currently trade for approx. $16 per metric ton of carbon dioxide stored. Depending on the land’s location, its soil type, and the tree canopy, it might absorb between 0.5 and >5 ton/acre/year. A carbon offset is a certificate that represents the reduction of one metric ton (or 2,204.6 lbs) of CO2 or its equivalent of other greenhouse gases. Carbon credits may generate for farmers an additional $80,000 to $100,000 annually per 1000 acres. By 2030, this amount is predicted to increase ten-fold, with an estimated revenue of $1,000,000 per 1000 acres by 2030. This does not include farm income from leases, solar or wind farms, land appreciation or the potential for rezoning and development.

Rezoning to Residential. In some instances, farmland acquired by the Company may be more profitable to rezone and develop into residential subdivisions. Farmland that is originally acquired for $10,000/acre may, under certain circumstances, be sold for $100,000/acre or more for residential developments, resulting in significant gains for the Company upon sale.

10 Inflection Points Where Farmland Values May Skyrocket

In addition to the opportunity and revenue described above, the Company believes that there will be an inflection point in the next decade that may make the value of farmland skyrocket. This will not be a typical reason linked to higher crop prices but rather a world event or a series of world events that will cause the value of U.S. farmland to increase dramatically for reasons other than the typical factors described above.

•	The war in Ukraine has eliminated a significant amount of wheat, barley and many other crops from the global food supply chain.
•	Potential for war with China over Taiwan could lead to a protectionist stance in America. In response, BRICS (an intergovernmental organization comprising Brazil, Russia, India, China, South Africa, Egypt, Ethiopia, Iran and the United Arab Emirates) nations may unify, further dividing the world. This could lead to food insecurity globally, making farmland more valuable.
•	A potential for global unrest if the U.S. dollar loses its reserve currency status globally.
•	A realization of how valuable farmland is when carbon credits go mainstream.
•	Farmland is essential for the renewable energy sector. Investors may rush into the sector when they realize the ROI that can be achieved, which in turn could push farm prices higher.

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•	Water is an essential resource that is running out quickly. The best way to invest in water is via food. Desalination may be an option as a water resource for city usage but it is impossible to ship large amounts of water to farmland in an economical way.
•	Climate change may wipe out many farms in certain regions that have low groundwater reserves or rain. This could wipe out mass amounts of farmland.
•	Ordinary investors will rush to hard assets that are safe and stable if the U.S. dollar goes digital and the government has the option to delete citizens’ money or have it expire.
•	Places like Saudi Arabia and India have had historically high temperatures with Saudi Arabia facing the worst drought in 100 years. This could lead to the value of crops produced by U.S. farmland to increase significantly. As climate change and more droughts occur worldwide, the value of farmland in areas like the American Midwest where it is rich in rain will increase significantly.
•	California has already lost vast amounts of rich farmland as a result of forest fires, drought and floods. America currently loses 2000 acres of productive farmland daily.

No Bankruptcy or Receivership Proceedings

The Company has not been part of any bankruptcy, receivership, or similar proceedings.

No Legal Proceedings Material to Company

The Company is not part of any legal proceedings, including proceedings that are material to the business or the financial condition of the Company.

Affiliates

The Company currently has no affiliates.

Conflicts of interest

After thorough review of the Company’s planned operations, the Company has not identified any existing or potential conflicts of interest for either the Company or for its Executives.

DESCRIPTION OF PROPERTY

The Company does not currently own any business personal property or real property of any material significance. The Company does not currently lease any property.

The Company intends to begin building its agricultural real property asset portfolio using the Proceeds of this Offering as soon as the funds are released from escrow.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operations

As of the date of this Offering Circular, the Company has not had any revenues.

The Company's first 12 months plan of operations consists of the following:*

1)	Identify and plan prospective acquisitions of Farms in the United States.**
2)	Arrange for leases for the acquired Farms.
3)	Work with tenant farmers to transition to using sustainable practices on the acquired Farms.
4)	Identify and plan wind energy and solar energy installations on the acquired Farms and arrange for leases with alternative energy companies.

* It is difficult at this time for the Company to estimate the amounts needed for each one of these steps independently from the stated amounts in the “Use of Proceeds” section above. Please refer to the “Use of Proceeds” and “Description of the Business” sections for a detailed discussion of how the Company intends to execute the Plan of Operations.

** While the Company’s focus will be acquiring Farms within the United States, if an appropriate opportunity outside the United States arises, the Company may act, in the discretion of the Board.

EXECUTIVE OFFICERS AND DIRECTORS

Name	Position	Age	Term of Office	Approximate Hours per week
Varandeep (“Vare”) Grewal	President, CEO, and Director	46	May 30, 2023 - Present	Full-time
Paul Rivas	Treasurer, CFO (acting) and Director	47	October 6, 2023 - Present	Full-time
Chris Mackay	Vice President and Director	35	August 6, 2023 - Present	Full-time

Business Experience

Vare Grewal. For the last five (5) years, Mr. Grewal has been President of Grewal Capital Corp., a venture capital and private equity firm. Mr. Grewal brings the perfect blend of finance and farming experience to build Source into a leading farmland owner and developer. Mr. Grewal has worked as an investment executive at Canaccord Capital and Leede Financial Markets in addition to working with Scotia Mcleod. Additionally, he acted as president of Grewal Agriculture which was a farmland operator and owner based in BC. Mr. Grewal has been involved in all facets of the investment industry including wealth management, corporate finance, venture capital, investor relations, stock trading, cross-border financings and international mergers and acquisitions.

Paul Rivas. For the last five (5) years, Mr. Rivas has been President & CEO of Nextgen Food Robotics and also owner of La Bodega and Parlor chains of restaurants. Nextgen is a food manufacturer that utilizes robotics to manufacturer food products in its state of the art facilities. Paul’s experience in the food chain extends from farm to retail. Mr. Rivas has a deep understanding of food costs, fresh produce and farming operations.

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Chris Mackay. For the last five (5) years Mr. Mackay has been President & CEO of Strand Financial. Strand is a Vancouver-based finance, development and investment company active across North America. Strand has established a track record of success over its more than 40 years in markets across the continent. To date, Strand has delivered a portfolio valued at more than $10.2 billion, representing more than 23,000 homes of every type.

Nature of Family Relationship(s)

None.

No Bankruptcy, Investigations, or Criminal Proceedings

None of the Executive Officers or Directors of the Company have been part of any bankruptcy proceedings, proceedings whereby there was a material evaluation of the integrity or ability of such individuals, investigations regarding moral turpitude, or criminal proceedings or convictions (excluding traffic violations).

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Name	Position	Salary (as of date of Offering)
Varandeep (“Vare”) Grewal	President, CEO, and Director	$0.00[1]
Paul Rivas	Treasurer, CFO (acting) and Director	$0.00
Chris Mackay	Vice President and Director	$0.00

1 If and when the Offering results in $10,000,000 in aggregate sales of Shares, the CEO will be paid a salary of $250,000 per year. At the discretion of the Board, the Directors may be issued options for the purchase of shares of Common Stock (the “Options”). Approximately three (3) million Options may be allocated for issuance to the Directors, priced at $0.20. The Options would vest after one (1) month and be exercisable for up to ten (10) years from issuance. The Company anticipates issuing these options on or about December 31, 2024.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table contains certain information as of the date of this Offering Circular as to the number of voting Shares beneficially owned by (i) each person known by the Company to own beneficially more than 10% of the Company’s Shares, (ii) each person who is an Executive Officer or Director of the Company, (iii) all persons as a group who are Executive Officers or Directors of the Company, and as to the percentage of the outstanding Shares held by them on such dates and as adjusted to give effect to this Offering.

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As of the date of this Offering there are no option agreements in place providing for the purchase of the Company’s Shares, provided however that the Company has authorized the grant of 3,000,000 options (which have yet to be issued) to be made to the Directors pursuant to agreements that will be negotiated. Warrants for the purchase of 265,300 Common Shares have been issued.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class (as of date of Offering)
Common Shares	Grewal Capital Corp.[1] 8515 Wiltshire St. Vancouver, BC V6P5H6	8,710,000	N/A	42.07%
Common Shares	Zee Somji 318 Moyne Dr. West Vancouver, BC V7S1J5	3,125,000	N/A	15.09%
Common Shares	Paul Rivas 880 12th St. West Vancouver, BC V7T2NI	200,000	N/A	0.97%

 1 Grewal Capital Corp. is owned by Varandeep Grewal, President and CEO of the Company.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Company has not had any related-party transactions within the previous two fiscal years.

ERISA CONSIDERATIONS

In Some Cases, if the Investors Fails to Meet the Fiduciary and Other Standards Under the Employee Retirement Income Security Act of 1974, as Amended (“ERISA”), the Code or Common Law as a Result of an Investment in the Company’s Shares, the Investor Could be Subject to Liability for Losses as Well as Civil Penalties:

There are special considerations that apply to investing in the Company’s Shares on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If the investor is investing the assets of any of the entities identified in the prior sentence in the Company's Shares, the Investor should satisfy themselves that:

1.	The investment is consistent with the Investor’s fiduciary obligations under applicable law, including common law, ERISA and the Code;

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2.	The investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

3.	The investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

4.	The investment will not impair the liquidity of the trust, plan or IRA;

5.	The investment will not produce “unrelated business taxable income” for the plan or IRA;

6.	The Investor will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and The investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in the Company’s Shares constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

SECURITIES BEING OFFERED

The securities being offered are shares of Common Stock in Source Agricultural Corp. Each share is priced as $2.00 per share. By purchasing Shares through this Offering, an Investor will become a shareholder of the Company and will be granted rights as stated below.*

As of the date of this Offering Circular there are 20,703,000 shares of Common Stock outstanding.

*Please note that the following is a summary of the rights granted to an Investor and is not exhaustive. For a complete description of all rights associated with ownership of Shares in the Company, please see Exhibit 2A “Articles of Incorporation” and Exhibit 2B “Bylaws.” All capitalizations in this section are defined in the Bylaws and all references to Sections or Articles relate to the applicable Section or Article in the Bylaws.

The business and affairs of the Company shall be managed, operated and controlled by or under the exclusive direction of the Executives and the Directors. The Executives and the Directors shall have full and complete power, authority and discretion for, on behalf of and in the name of the Company to take such actions as they may deem necessary or advisable to carry out any and all of the objectives and purposes of the Company, without the consent, approval or knowledge of the Shareholders. All decisions of the Company shall be made by the Executives and the Directors.

Distribution Rights

Distributions may be declared by the Board of Directors at any regular or special meeting, pursuant to law and may be paid in cash, in property or in shares of capital stock.

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Voting Rights

Each Shareholder of record of the Company holding stock which is entitled to vote at a meeting shall be entitled at each meeting of stockholders to one vote for each share of stock standing in their name on the books of the Company.

No Preemptive Rights

None.

Discretionary Redemption and Withdrawal

None.

 No Mandatory Redemptions

None.

 No Sinking Company Provisions

None.

No Liability to further calls or to assessment by the Company

None.

Liabilities of the Shareholders under the Bylaws and State Law

None.

Restrictions on alienability of the securities being offered

None.

Provisions discriminating against any existing or prospective holder of Shares as a result of such Shareholder owning a substantial amount of Shares

None.

Any rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the then Shares outstanding, voting as a class

The Bylaws may be amended by the Directors, without a vote of a majority or more of the then Shares outstanding voting as a class, and this may modify certain rights of the Shareholders.

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Part F/S

 Financial Statements and Independent Auditors’ Report

for

Source Agriculture Corp.

May 30, 2023 (inception) to December 31, 2023

Independent Auditor’s Report

To the Board of Directors and Shareholders of Source Agriculture Corp.

Opinion

We have audited the accompanying financial statements of Source Agriculture Corp. which comprise the balance sheet as of December 31, 2023 and the related statements of operations, shareholders’ equity, and cash flows for the period from May 30, 2023 (inception) to December 31, 2023, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Source Agriculture Corp. as of December 31, 2023 and the related statements of operations, shareholders’ equity, and cash flows for the period from May 30, 2023 (inception) to December 31, 2023, with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Source Agriculture Corp. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Source Agriculture Corp.’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

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Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Source Agriculture Corp.’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Source Agriculture Corp.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s ASSURANCE DIMENSIONS

Tampa, Florida

February 8, 2024

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SOURCE AGRICULTURE CORP.
BALANCE SHEET

December 31, 2023
ASSETS

CURRENT ASSETS
Cash	$1,761,685
TOTAL CURRENT ASSETS	1,761,685

TOTAL ASSETS	$1,761,685

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$16,571
TOTAL CURRENT LIABILITIES	16,571

TOTAL LIABILITIES	$16,571

STOCKHOLDERS’ DEFICIT
Common stock, $0.001 par value, 2,000,000,000 shares authorized, 13,225,000 shares issued and outstanding as of December 31, 2023	13,225
Additional paid-in capital	1,773,775
Accumulated deficit	(41,886)
TOTAL STOCKHOLDERS’ DEFICIT	1,745,114

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$1,761,685

41

SOURCE AGRICULTURE CORP.

STATEMENT OF OPERATIONS

Inception to December 31, 2023

REVENUES	$-

OPERATING EXPENSES
Payroll and related expenses	-
Professional fees	37,082
General and administrative	17,714
Total Operating Expenses	54,796

LOSS FROM OPERATIONS	(54,796)

OTHER INCOME (EXPENSE)
Interest Income	12,910

Loss from operations before income taxes	(41,886)

INCOME TAXES	-
NET LOSS	$(41,886)

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SOURCE AGRICULTURE CORP.

STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Par Value	Capital	Deficit	Equity

Balance, May 30, 2023	-	$-	$-	$-	$-

Issuance of common stock for	13,225,000	13,225	1,773,775	-	1,787,000

Net loss from inception to December 31, 2023	-	-	-	(41,886)	(41,886)

Balance, December 31, 2023	13,225,000	$13,225	$1,773,775	$(41,886)	$1,745,114

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SOURCE AGRICULTURE CORP.

STATEMENT OF CASH FLOWS

Inception to December 31, 2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(41,886)
Changes in operating assets and liabilities
Increase in accounts payable and accrued expenses	16,571
Net cash used in operating activities	(25,315)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	1,787,000
Net cash provided by financing activities	1,787,000

NET INCREASE (DECREASE) IN CASH	1,761,685

CASH – Beginning of period	-
CASH – End of period	$1,761,685

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Payment of interest in cash	$-
Payment of income taxes	$-

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SOURCE AGRICULTURE CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Source Agriculture Corp. (hereinafter the “Company”, “we”, “our”, “us”), incorporated in Nevada May 30, 2023, is currently engaged in the business of supporting wind and solar companies by leasing its farmland for installations while participating in the revenue for every kilowatt hour produced. The Company also assists farmers in transitioning to regenerative farming practices to enable the land to better sequester carbon while also increasing the farmers profit per acre. The Company allows investors to invest into farmland with the peace of mind that we will manage their investment wisely and leverage our relationships throughout the US to get some of the most prized properties that are unavailable to the general public.

The Company intends to file an initial offering (the “offering”) statement on Form 1-A with the Securities and Exchange Commission (“SEC”) to raise up to $75 million by the issuance of common stock at an initial price of $2 per share. It has not begun operations to generate revenues.

Organizational and Offering Costs

Organizational and offering costs of the Company are initially being paid by private placement capital raise. These organizational and offering costs include all expenses to be paid by the Company in connection with the incorporation of the Company, and the qualification of the Offering, and the distribution of shares, including, without limitation, expenses for printing, and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, Internet and other telecommunications costs, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America or (“U.S. GAAP”) as found in the Accounting Standards Codification (“ASC”), the Accounting Standards Update(“ASU”) of the Financial Accounting Standards Board (“FASB”) and are expressed in US Dollars. For the purposes of presentation, the financial statements presented as of December 31, 2023 include operations from the Company’s incorporation dated May 30, 2023.

Significant accounting policies applicable to the Company are summarized as follows:

45

Cash and Cash Equivalents

The Company considers cash, short-term deposits, and other investments with original maturities of three months or less to be cash and cash equivalents for the purposes of the statement of cash flows. The Company maintains cash balances at one national financial institution and has experienced no losses with respect to amounts on deposit. Any loss incurred or a lack of access to such funds above the FDIC limit could have a significant adverse impact on the Company’s financial condition, results of operations and cash flows. The Company held no cash equivalents as of December 31, 2023.

Concentration of Risk

The Company expects cash to be the asset most likely to subject the Company to concentrations of credit risk. The Company’s bank deposits may at times exceed federally insured limits. The Company’s policy is to maintain its cash with high credit quality financial institutions to limit its risk of loss exposure. The Company’s cash balance as of December 31, 2023 is in excess of FDIC limits in the amount of approximately $1,511,685.

Income Taxes

Income taxes are accounted for under the asset and liability method as stipulated by FASB ASC 740, “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities or a change in tax rate is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced to estimated amounts to be realized by the use of a valuation allowance. A valuation allowance is applied when in management’s view it is more likely than not (50%) that such deferred tax will not be utilized.

In the event that an uncertain tax position exists in which the Company could incur income taxes, the Company would evaluate whether there is a probability that the uncertain tax position taken would be sustained upon examination by the taxing authorities. Reserves for uncertain tax positions would be recorded if the Company determined it is probable that a position would not be sustained upon examination or if payment would have to be made to a taxing authority and the amount is reasonably estimated. As of December 31, 2023, the Company does not believe it has any uncertain tax positions that would result in the Company having a liability to the taxing authorities. Interest and penalties related to any unrecognized tax benefits is recognized in the unaudited consolidated financial statements as a component of income taxes.

Basic and Diluted Loss Per Share

Net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period plus any potentially dilutive shares related to the issuance of stock options, shares from the issuance of stock warrants, shares issued from the conversion of convertible preferred stock and shares issued for the conversion of convertible debt. As of December 31, 2023, there were no potentially dilutive securities.

46

Significant Estimates

U.S. Generally Accepted Accounting Principles (“GAAP”) requires the Company to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited financial statements, the reported amounts of revenues and expenses, cash flows and the related footnote disclosures during the period. On an on-going basis, the Company reviews and evaluates its estimates and assumptions, including, but not limited to, those that relate to the fair value of stock-based compensation, and a valuation allowance on deferred tax assets. Actual results could differ from these estimates.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on its unaudited financial statements. Accounting standards promulgated by the FASB are subject to change. Changes in such standards may have an impact on the Company’s future consolidated financial statements.

The Company periodically reviews new accounting standards that are issued. Although some of these accounting standards may be applicable to the Company, the Company has not identified any new standards that it believes merit further discussion, and the Company expects that none would have a significant impact on its consolidated financial statements.

Fair Value of Financial Instruments

In accordance with ASC 820 ‘Fair Value Measurement” the Company categorizes financial instruments in a 'fair value hierarchy'. The hierarchy categorizes the inputs used in valuation techniques into three levels. The hierarchy gives the highest priority to (unadjusted) quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The following are the three categories related to the fair value measurement of such assets or liabilities:

•	Level 1 inputs are quoted prices in active markets for identical assets or liabilities that the Company can access at the measurement date, it holds a position in a single asset or liability and the asset or liability is traded in an active market.

•	Level 2 inputs are inputs other than quoted market prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Inputs are derived principally from or corroborated by observable market data by correlation or other means ('market-corroborated inputs').

•	Level 3 inputs are unobservable for the asset or liability. An entity develops unobservable inputs using the best information available in the circumstances, which might include the entity's own data, taking into account all information about market participant assumptions that is reasonably available.

The Company has no financial instruments requiring hierarchy classification and disclosure.

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NOTE 3 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company may be a defendant in pending or threatened legal proceedings arising in the normal course of its business. Management is not aware of any pending, threatened or asserted claims.

NOTE 4 – EQUITY

The Company has 2,000,000,000 shares of $0.001 par value common stock, authorized.

Common Stock

During the period from inception to December 31, 2023, the Company issued shares of common stock as follows:

The Company issued 5,000,000 shares of common stock at $0.005 per share for a total of $25,000.

The Company issued 7,835,000 shares of common stock at $0.20 per share for a total of $1,567,000.

The Company issued 390,000 shares of common stock at $0.50 per share for a total of $195,000.

NOTE 5 – INCOME TAXES

The following table reconciles the income tax benefit at the U.S. Federal statutory income tax rates to income tax benefit at the Company’s effective tax rates at December 31, 2023:

2023
Income (loss) before taxes	$(41,886)
Statutory tax rate	21%
Expected income tax expense (recovery)	(8,796)
Change in valuation allowance	8,796
Income tax expense (recovery)	$-

Deferred taxes reflect the tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes. Deferred tax assets (liabilities) at December 31, 2023 are comprised of the following:

2023
Net operating loss carry-forward	$8,796
Net deferred tax assets	8,796
Valuation allowance	(8,796)
Total net deferred tax asset	$-

48

The Company has net operating loss carry forwards of approximately $42,000 a portion of which may be carried forward unlimited years to apply against future taxable income for US tax purposes, subject to the final determination by the taxation authority, expiring in the following years. Future tax assets have not been recognized because it is not probable that future taxable profit will be available against which the Company can utilize the benefits therefrom.

NOTE 6 – SUBSEQUENT EVENTS

On January 17, 2024, the Company issued 500,000 shares of common stock at $0.50 per share for a total of $250,000.

On January 22, 2024, the Company issued 22,000 shares of common stock at $0.50 per share for a total of $11,000.

Management has assessed subsequent events through February 8, 2024, the date on which the financial statements were available to be issued.

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EXHIBIT INDEX

Exhibit 2A: Articles of Incorporation*

Exhibit 2B: Bylaws*

Exhibit 4: Subscription Agreement*

Exhibit 8: Escrow Agreement*

Exhibit 11: Accountant’s Consent

Exhibit 12: Attorney Letter Certifying Legality*

Exhibit 13: Testing the Waters Material*

* Filed with the Form 1-A on March 19, 2024 or the Form 1-A/A filed on May 7, 2024.

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SIGNATURE PAGE

Pursuant to the requirements of Regulation A, the Issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on June 10, 2024.

ISSUER COMPANY LEGAL NAME AND ADDRESS:

Source Agriculture Corp.
3064 Silver Sage Dr., Suite 150
Carson City, Nevada, 89701

Phone: 1-888-777-7409

/s/ Varandeep Grewal

Varandeep Grewal

Chief Executive Officer, President and Director

Date: June 10, 2024

Location signed: Vancouver, British Columbia

/s/ Paul Rivas

Paul Rivas, Chief Financial Officer (acting), Treasurer, and Director

Date: June 10, 2024

Location Signed: Vancouver, British Columbia

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Varandeep Grewal

Varandeep Grewal

Chief Executive Officer, President, and Director

Date: June 10, 2024

Location signed: Vancouver, British Columbia

/s/ Paul Rivas

Paul Rivas, Chief Financial Officer (acting), Treasurer, and Director

Date: June 10, 2024

Location Signed: Vancouver, British Columbia

/s/ Chris Mackay

Chris Mackay, Vice President and Director

Date: June 10, 2024

Location signed: Vancouver, British Columbia

51